                                                                    EXHIBIT 20.2

[WFS FINANCIAL LOGO]


                        WFS FINANCIAL 2002-3 OWNER TRUST

                           Distribution Date Statement
               for Master Service Report Date of January 31, 2003
                   for Distribution Date of February 20, 2003




COLLECTIONS
                                                                                                                DOLLARS

Payments received                                                                                               41,716,906.31
      Plus / (Less) :
                Net Servicer Advances                                                                             (142,835.20)
                                                                                                                --------------

Total Funds Available for Distribution                                                                          41,574,071.11
                                                                                                                ==============



DISTRIBUTIONS

      Servicing Fee                                                                        1,121,864.00
      Trustee and Other Fees                                                                   5,543.64
                                                                                           ------------

Total Fee Distribution                                                                                           1,127,407.64

      Note Interest Distribution Amount - Class A-1                   124,912.10
      Note Interest Distribution Amount - Class A-2                   505,000.00
      Note Interest Distribution Amount - Class A-3                   733,125.00
      Note Interest Distribution Amount - Class A-4                   811,197.92
                                                                    -------------
                                                                     2,174,235.02

      Note Principal Distribution Amount - Class A-1                31,738,344.23
      Note Principal Distribution Amount - Class A-2                         0.00
      Note Principal Distribution Amount - Class A-3                         0.00
      Note Principal Distribution Amount - Class A-4                         0.00
                                                                    --------------
                                                                    31,738,344.23

Total Class A Interest and Principal Distribution                                                               33,912,579.25

      Note Interest Distribution Amount - Class B-1                    154,218.75
      Note Principal Distribution Amount - Class B-1                         0.00
                                                                    --------------

Total Class B Interest and Principal Distribution                                                                  154,218.75

      Note Interest Distribution Amount - Class C-1                    155,833.33
      Note Principal Distribution Amount - Class C-1                         0.00
                                                                    ---------------

Total Class C Interest and Principal Distribution                                                                  155,833.33

      Note Interest Distribution Amount - Class D-1                     77,109.38
      Note Principal Distribution Amount - Class D-1                         0.00
                                                                    ---------------

Total Class D Interest and Principal Distribution                                                                   77,109.38

      Spread Account Deposit                                                                                     6,146,922.76
                                                                                                                --------------


Total Distributions                                                                                             41,574,071.11
                                                                                                                ==============

                        WFS FINANCIAL 2002-3 OWNER TRUST

                           Distribution Date Statement
               for Master Service Report Date of January 31, 2003
                   for Distribution Date of February 20, 2003



PORTFOLIO DATA:

                                                                     # of loans
      Beginning Aggregate Scheduled Balance                              70,447                             1,108,728,260.91
                                                                                                            ----------------

          Less: Principal Payments                                            0         (15,000,555.37)
                Full Prepayments                                           (950)        (11,830,113.60)
                Partial Prepayments                                           0                   0.00
                Liquidations                                               (298)         (4,907,675.26)
                                                                                        ----------------
                                                                                                             (31,738,344.23)
                                                                                                            ----------------
      Ending Aggregate Scheduled Balance                                 69,199                             1,076,989,916.68
                                                                                                            ================

OTHER RELATED INFORMATION:

Spread Account:

      Beginning Balance                                                                  36,910,477.30
            Deposits                                                                      6,146,922.76
            Reductions                                                                   (2,670,278.18)
                                                                                        ----------------
      Ending Balance                                                                                           40,387,121.88

      Beginning Initial Deposit                                                          12,500,000.00
            Repayments                                                                   (2,670,278.18)
                                                                                        ----------------
      Ending Initial Deposit                                                                                    9,829,721.82


Modified Accounts:
      Principal Balance                                                                           0.00%                 0.00
      Scheduled Balance                                                                           0.00%                 0.00

Servicer Advances:
      Beginning Unreimbursed Advances                                                     1,284,898.47
      Net Advances                                                                         (142,835.20)
                                                                                        ----------------
                                                                                                                1,142,063.27

Net Charge-Off Data:                                                 # of loans
      Charge-Offs                                                           982           6,142,951.67
      Recoveries                                                           (453)           (700,376.82)
                                                                                        ----------------
      Net Charge-Offs                                                                                           5,442,574.85

Delinquencies ( P&I):                                                # of loans
      30-59 Days                                                          1,100          16,031,899.73
      60-89 Days                                                            306           4,471,884.44
      90-119 Days                                                           112           1,475,370.23
      120 days and over                                                       6             109,343.84

Repossessions                                                               118            1,095,104.39

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of
   the Sale and Servicing Agreement)                                          0                                         0.00

Cumulative Charge-Off Percentage                                                                                        0.44%

WAC                                                                                                                  12.2946%
WAM                                                                                                                   58.602

                        WFS FINANCIAL 2002-3 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of January 31, 2003
                   for Distribution Date of February 20, 2003

======================================================================================================================
                                   BEGINNING     NOTE QUARTERLY                  TOTAL
                   ORIGINAL       OUTSTANDING       PRINCIPAL      PRIOR       PRINCIPAL      PRINCIPAL     CURRENT
                  PRINCIPAL        PRINCIPAL      DISTRIBUTABLE  PRINCIPAL   DISTRIBUTABLE   DISTRIBUTION  PRINCIPAL
CLASSES            BALANCE          BALANCE          AMOUNT      CARRYOVER      AMOUNT          AMOUNT     CARRYOVER
======================================================================================================================
  A-1          225,000,000.00     83,728,260.91   31,738,344.23     0.00    31,738,344.23   31,738,344.23     0.00


  A-2          300,000,000.00    300,000,000.00            0.00     0.00             0.00            0.00     0.00


  A-3          318,750,000.00    318,750,000.00            0.00     0.00             0.00            0.00     0.00


  A-4          278,125,000.00    278,125,000.00            0.00     0.00             0.00            0.00     0.00


  B-1           56,250,000.00     56,250,000.00            0.00     0.00             0.00            0.00     0.00


  C-1           50,000,000.00     50,000,000.00            0.00     0.00             0.00            0.00     0.00


  D-1           21,875,000.00     21,875,000.00            0.00     0.00             0.00            0.00     0.00


======================================================================================================================

TOTAL        1,250,000,000.00  1,108,728,260.91   31,738,344.23     0.00    31,738,344.23   31,738,344.23     0.00

======================================================================================================================

================================================
                  REMAINING         TOTAL
                 OUTSTANDING      PRINCIPAL
                  PRINCIPAL      AND INTEREST
CLASSES            BALANCE       DISTRIBUTION
================================================
  A-1           51,989,916.68  31,863,256.33


  A-2          300,000,000.00     505,000.00


  A-3          318,750,000.00     733,125.00


  A-4          278,125,000.00     811,197.92


  B-1           56,250,000.00     154,218.75


  C-1           50,000,000.00     155,833.33


  D-1           21,875,000.00      77,109.38


================================================

TOTAL        1,076,989,916.68  34,299,740.71

================================================


====================================================================================================================================
                    NOTE QUARTERLY                 TOTAL
                       INTEREST       PRIOR       INTEREST      INTEREST     CURRENT                      DEFICIENCY        POLICY
 NOTE    INTEREST   DISTRIBUTABLE   INTEREST   DISTRIBUTABLE  DISTRIBUTION   INTEREST                       CLAIM           CLAIM
CLASSES    RATE         AMOUNT      CARRYOVER      AMOUNT        AMOUNT     CARRYOVER                       AMOUNT          AMOUNT
====================================================================================================================================
  A-1    1.73250%    124,912.10        0.00      124,912.10     124,912.10     0.00                          0.00            0.00

  A-2    2.02000%    505,000.00        0.00      505,000.00     505,000.00     0.00                          0.00            0.00

  A-3    2.76000%    733,125.00        0.00      733,125.00     733,125.00     0.00                          0.00            0.00

  A-4    3.50000%    811,197.92        0.00      811,197.92     811,197.92     0.00                          0.00            0.00

  B-1    3.29000%    154,218.75        0.00      154,218.75     154,218.75     0.00                          0.00            0.00

  C-1    3.74000%    155,833.33        0.00      155,833.33     155,833.33     0.00                          0.00            0.00

  D-1    4.23000%     77,109.38        0.00       77,109.38      77,109.38     0.00                          0.00            0.00
                                                                                       =============================================
                                                                                       =============================================

                                                                                                  Note Percentage     100.000000%

====================================================================================

                                                                                           Certificate Percentage       0.000000%
 TOTAL             2,561,396.48        0.00    2,561,396.48   2,561,396.48     0.00

====================================================================================================================================

                        WFS FINANCIAL 2002-3 OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of January 31, 2003
                   for Distribution Date of February 20, 2003



Detailed Reporting

            See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of January 31, 2003 and were performed in conformity with the Sale and Servicing Agreement dated August 1, 2002.



                                             -----------------------------------
                                             Susan Tyner
                                             Vice President
                                             Assistant Controller



                                             -----------------------------------
                                             Mark Olson
                                             Senior Vice President
                                             Controller